UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
June 15, 2010
Date of Report (Date of earliest event reported)
PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-04311	11-1541330

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
25 Harbor Park Drive, Port Washington, New York 11050
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (516) 484-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.03 Creation of a Direct Financial Obligation
ITEM 8.01 Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-1
EX-4
EX-5
EX-99

ITEM 1.01 Entry into a Material Definitive Agreement.
     Notes
     On June 15, 2010, Pall Corporation (the “Company”) entered into a terms agreement, which incorporated by reference an underwriting agreement (together, the “Underwriting Agreement”), with Banc of America Securities LLC and J.P. Morgan Securities Inc., as the representatives of the underwriters named in such agreement (the “Underwriters”), with respect to the offer and sale by the Company of its $375 million aggregate principal amount of 5.00% Senior Notes due 2020 (the “Notes”). The Notes sold pursuant to the Underwriting Agreement were registered under the Company’s registration statement on Form S-3 (File No. 333-167507) (the “Registration Statement”). The closing of the sale of Notes occurred on June 18, 2010.
     The Underwriting Agreement sets forth the specific terms of the Notes, including public offering price, coupon rate and interest payment dates and provides, among other things, that the Underwriters will purchase the Notes from the Company at the public offering price, less a discount of 0.650% for the Notes.
     Underwriting Agreement
     The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters party to the Underwriting Agreement against certain liabilities arising out of or in connection with sale of the Notes, and for customary contribution provisions in respect of those liabilities.
     The Underwriters and their affiliates have provided, and in the future may continue to provide, various financial advisory, cash management, investment banking, commercial banking and other financial services, including the provision of credit facilities, to the Company in the ordinary course of business for which they have received and will continue to receive customary compensation.
     The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1 and incorporated herein by reference.
ITEM 2.03 Creation of a Direct Financial Obligation.
     As described under Item 1.01 above, pursuant to the Underwriting Agreement, the Company sold the Notes. The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of June 15, 2010, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The Indenture is attached as Exhibit 4.1 to the Registration Statement.
     The Notes are unsecured senior obligations of the Company and will rank equally with all unsecured and unsubordinated indebtedness of the Company. The Notes will bear interest at a per annum rate of 5.00%. The Company will pay interest on the Notes semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2010.
     The Notes will mature on June 15, 2020. However, the Company, at its option, may redeem the Notes at any time in whole or from time to time in part, by paying the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 30 basis points, plus accrued and unpaid interest up to the date of redemption.
     The Indenture contains customary events of default. If an event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of all the Notes to be immediately due and payable.

     If a change of control triggering event occurs, the Notes are subject to repurchase by the Company at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.
     The foregoing description of the Notes is qualified in its entirety by reference to the full text of the Form of Note, which is attached hereto as Exhibit 4 and incorporated herein by reference.
ITEM 8.01 Other Events.
     In August 2002, the Company issued 6% Senior Notes due 2012 (the “2012 Notes”) in the aggregate principal amount of $280 million, pursuant to an Indenture, dated as of August 1, 2002, by and among the Company, the guarantors named therein and the Bank of New York as Trustee. The Company plans to use the net proceeds from the Notes offering to redeem the 2012 Notes. The Company intends to use any remaining net proceeds for general corporate purposes.
     On June 18, 2010, the Company issued a press release announcing the closing of the offering described above, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1	Terms Agreement, dated June 15, 2010, among Pall Corporation and Banc of America Securities LLC and J.P. Morgan Securities Inc. as representatives of the Underwriters, and Underwriting Agreement, dated June 15, 2010, among Pall Corporation and Banc of America Securities LLC and J.P. Morgan Securities Inc. as representatives of the Underwriters.

4	Form of 5.00% Senior Note due 2020.

5	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5).

99	Press Release of Pall Corporation dated June 18, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pall Corporation
June 18, 2010	By:	/s/ FRANCIS MOSCHELLA
Francis Moschella
Vice President — Corporate Controller Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1	Terms Agreement, dated June 15, 2010, among Pall Corporation and Banc of America Securities LLC and J.P. Morgan Securities Inc. as representatives of the Underwriters, and Underwriting Agreement, dated June 15, 2010, among Pall Corporation and Banc of America Securities LLC and J.P. Morgan Securities Inc. as representatives of the Underwriters.

4	Form of 5.00% Senior Note due 2020.

5	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5).

99	Press Release of Pall Corporation dated June 18, 2010.